                               State of Delaware

                       Office of the Secretary of State


                             --------------------


I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DENTAL SERVICES OF AMERICA, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF NOVEMBER, A.D. 1997, AT 12:30 O'CLOCK P.M.

A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                           [SEAL]            /S/ EDWARD J. FREEL
                                             -------------------
                                             Edward J. Freel, Secretary of State

2114106  8100                        AUTHENTICATION  8769060

971396941                                      DATE  11-20-97

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                       DENTAL SERVICES OF AMERICA, INC.
                            A DELAWARE CORPORATION


     Pursuant to the Delaware General Corporation Law, the first paragraph of Article FOURTH of the Certificate of Incorporation of DENTAL SERVICES OF AMERICA, INC., a Delaware corporation, hereafter referred to as the "Corporation," is amended to read as follows:

          FOURTH: the total number of shares of stock which the corporation shall have authority to issue is 35,000,000, consisting of 10,000,000 shares of Preferred Stock with a par value of $.01 each and 25,000,000 shares of Common Stock with a par value of $.005 each.

     The balance of Article Fourth shall remain unchanged.

     The foregoing Amendment to the Certificate of Incorporation of the Corporation was proposed by the directors of the Corporation on November 8, 1997, and approved by the Corporation's shareholders on November 18, 1997, pursuant to Sections 242 and 228 of the Delaware General Corporation Law. The number of votes cast in favor of the Amendment by the shareholders was sufficient for approval of the amendment.

     The foregoing Amendment was adopted in connection with a "reverse-split" of the Corporation's outstanding common stock, pursuant to which every five (5) outstanding shares of the Corporation's common stock, $.001 par value per share, is converted into one (1) share of common stock, $.005 par value per share.

     This Amendment shall be effective as of December 1, 1997.

     IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Amendment effective as of November 19, 1997.


                                 DENTAL SERVICES OF AMERICA, INC.


                             by: /S/ LUIS CRUZ
                                 -------------
                                 Luis Cruz, Chairman

                               State of Delaware

                       Office of the Secretary of State


                             --------------------


I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "DENTAL SERVICES OF AMERICA, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF NOVEMBER, A.D. 1997, AT 10:30 O'CLOCK A.M.

A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                             [SEAL]          /S/ EDWARD J. FREEL
                                             -------------------
                                             Edward J. Freel, Secretary of State

2114106 8100                         AUTHENTICATION     8771047

971398403                                      DATE     11-21-97

                           CERTIFICATE OF CORRECTION
                    FILED TO CORRECT A CERTAIN ERROR IN THE
                           CERTIFICATE OF AMENDMENT
                    TO THE CERTIFICATE OF INCORPORATION OF
                       DENTAL SERVICES OF AMERICA, INC.,
                 FILED IN THE OFFICE OF THE SECRETARY OF STATE
                       OF DELAWARE ON NOVEMBER 20, 1997


Dental Services of America, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     1. The name of the corporation is Dental Services of America, Inc.

     2. That a Certificate of Amendment to the Certificate of Incorporation was filed by the Secretary of State of Delaware on November 20, 1997 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy or defect of said Certificate of Amendment to be corrected is as follows: The effective date of the amendment is incorrect.

     4. The effective date of the Certificate of Amendment is to read as follows:

           This Amendment shall be effective as of January 1, 1998.

     5. IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction to be signed by Luis Cruz, its Chairman, this 21st day of November, 1997.


                                         By: /S/ LUIS CRUZ
                                             -------------
                                             Luis Cruz, Chairman